Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

First Amendment to Amended and Restated Credit Agreement (this “First Amendment” as hereinafter further defined) is dated as of July 30, 2020, by and among:
KVH INDUSTRIES, INC., a Delaware corporation (“Borrower”);
BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, “Administrative Agent”); and
The lenders party to the Credit Agreement (individually each, a “Lender” and collectively, the “Lenders”).
BACKGROUND:

WHEREAS, Borrower and Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of October 30, 2018, (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Credit Agreement”);
WHEREAS, Section 7.02 of the Credit Agreement prohibits the incurrence of certain Indebtedness by Borrower;
WHEREAS, Borrower has incurred certain PPP Loans (as defined below) under the Paycheck Protection Program (as defined below), and has requested that the Administrative Agent and the Lenders consent to the incurrence of the PPP Loans, amend Section 7.02 to permit such PPP Loans, and to amend certain other provisions the Credit Agreement, in each case as hereinafter provided; and
WHEREAS, the Administrative Agent and the Lenders are willing to so consent and to so amend the Credit Agreement, in each case subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, the Lenders, and the Borrower hereby agree as follows:
1.Definitions.

(a)Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
(b)Section 1.01 of the Credit Agreement is hereby amended by adding the following additional definitions in alphabetical order:

(i) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (together with, and as modified by, the Paycheck Protection Program Flexibility Act of 2020).
(ii) “First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of July 30, 2020, by and among the Administrative Agent, the

Lenders, and the Borrower.
(iii) “First Amendment Effective Date” means the date as of which the conditions precedent to the effectiveness of the First Amendment have been satisfied in accordance with the terms thereof.
(iv) “Paycheck Protection Program” means the SBA Paycheck Protection Loan Program pursuant to the CARES Act.
(v) “Pledgor” means any person, if any, providing a pledge of collateral with respect to the obligations hereunder.
(vi) “PPP Bank” means Bank of America, N.A., in its capacity as the approved SBA lender to the Borrower under the Paycheck Protection Program.
(vii) “PPP Loans” means one or more SBA loans provided to the Borrower pursuant to the Paycheck Protection Program.
(viii) “SBA” means the agency of the federal government of the United States of America known as the Small Business Administration.
2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)By deleting the definition of “Sanction(s)” where it appears in Section 1.01 of the Loan Agreement.
(b)By deleting Section 5.18 of the Loan Agreement and inserting the following in lieu thereof:

“5.18 Government Sanctions.
(a) The Borrower represents that neither the Borrower, nor any of its subsidiaries, nor, to the knowledge of the Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of the Borrower is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Borrower located, organized or resident in a country or territory that is the subject of Sanctions.
(b) The Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.”
(c)By inserting the following to appear as new Section 5.27 of the Loan Agreement:

“5.27 No Plan Assets.
The Borrower represents that, as of the date hereof and throughout the term of this Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to ERISA, as amended, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.”
(d)By deleting Section 6.16 of the Loan Agreement and inserting the following in lieu thereof:
“6.16 PATRIOT ACT; Beneficial Ownership Regulation.
Promptly following any request therefor, to provide information and documentation reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation. For purposes hereof, (a) “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation and (b) “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”
(e)By deleting the period “.” at the end of Section 7.02(n), substituting “; and” therefor, and adding the following new Section 7.02(o) immediately thereafter:

“(o) Indebtedness of the Borrower in respect of PPP Loans in favor the Borrower; provided, that:
(a) the Borrower has determined in good faith that it is an “eligible recipient” for a “covered 7(a) loan” under the rules and guidance in effect at the time of the Borrower’s application was submitted pursuant to the Paycheck Protection Program;
(b) the PPP Loans do not exceed the “maximum loan amount” for the Borrower under the Paycheck Protection Program;
(c) the aggregate outstanding principal amount of the PPP Loans shall not exceed $7,000,000;
(d) notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, all proceeds of PPP Loans shall be used by the Borrower solely for “allowable uses” under the Paycheck Protection Program, and the Borrower shall use commercially reasonable efforts to utilize the proceeds of the PPP Loan, and to otherwise comply with all applicable conditions and requirements under the CARES Act and the Paycheck Protection Program, in a manner that shall maintain eligibility for forgiveness of as much of the principal and interest of the PPP Loans under the CARES Act and the Paycheck Protection Program as is practicable;

(e) the proceeds of the PPP Loans shall be deposited in a newly-established and segregated deposit account at the PPP Bank, and shall only be used by the Borrower as set forth in clause (d) above, it being agreed that notwithstanding anything to the contrary set forth in the Agreement, such account shall not be required to be a blocked account or otherwise subject to a deposit account control agreement in favor of Administrative Agent, so long as such account does not contain any funds other than the proceeds of the PPP Loans;
(f) the PPP Loans shall not be secured by a Lien on any Collateral or other assets or property of the Borrower;
(g) the Borrower shall provide to the Administrative Agent as of the First Amendment Effective Date, if and to the extent the following are not already in the Administrative Agent’s possession, true, correct, and complete copies of: (1) any documents or notes evidencing the PPP Loans and all other documents, applications, reports, and correspondence entered into or delivered by or to the Borrower in connection with the PPP Loans; (2) resolutions of the board of directors of the Borrower authorizing the incurrence of the PPP Loans; and (3) any such further information or documentation reasonably requested by Administrative Agent in connection with the PPP Loan;
(h) the Borrower shall not agree to any amendment, waiver, or modification to the documentation evidencing the PPP Loans without the prior written consent of the Administrative Agent to the extent any such amendment, waiver, or modification could be adverse in any respect to Administrative Agent or Lenders; and
(i) if a Default or Event of Default has occurred, or would occur after giving effect to any such payments, then no interest or principal payments in respect of the PPP Loans shall be made in whole or in part, directly or indirectly, or any amounts set aside for such purpose (other than by segregation as required by clause (e) above), by or on behalf of the Borrower, prior to the due date therefor.”
(f)By inserting the following to appear as new Section 11.23 of the Loan Agreement:

“11.23 Acknowledgement Regarding Any Supported QFCs.
To the extent that this Agreement and any document executed in connection with this Agreement (collectively, “Loan Documents”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime,

the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this paragraph, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement

(any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.”
3.Effect of PPP Loans and Related Obligations on Certain Calculations, Certain Representations, Etc. Notwithstanding anything to the contrary set forth in the Credit Agreement:

(a)For purposes of calculating Consolidated Adjusted EBITDA under the Credit Agreement, in no event shall any or all of the fees, costs and expenses incurred in respect of the PPP Loans, whether or not constituting “allowable uses” under the Paycheck Protection Program, constitute or be deemed to be fees, costs or expenses added back to Consolidated Adjusted EBITDA pursuant to clause (b) of the definition thereof. In addition, in no event shall any forgiveness of the PPP Loans pursuant to the terms of the Paycheck Protection Program (“Forgiveness”), in whole or in part, or the amount thereof, at any time constitute, or be deemed to constitute or increase, Consolidated Net Income for the purpose of calculating Consolidated Adjusted EBITDA, or otherwise be added back to, or used to increase the calculation of, Consolidated Adjusted EBITDA.

(b)For purposes of calculating the Consolidated Funded Indebtedness under the Credit Agreement, the amount of the PPP Loans shall not be included in the determination of the amount of Consolidated Funded Indebtedness prior to the date of any determination of Forgiveness; except, that, from and after any applicable date of determination of Forgiveness, the principal amount of obligations of the Borrower in respect of the PPP Loans that is not subject to Forgiveness (and only such amount) shall be included in the calculation of Consolidated Funded Indebtedness.

(c)(i) The amount of all repayments of interest with respect to PPP Loans required to be made to the PPP Bank or the SBA (after giving effect to any Forgiveness, and excluding in any event any such repayments or portions thereof made from unexpended PPP Loan proceeds segregated as required by clause (e) of Section 7.02(o) of the Credit Agreement provided that such repayments are made no later than thirty (30) calendar days after the determination of Forgiveness) shall constitute Consolidated Interest Charges for purposes of calculating the Consolidated Fixed Charge Coverage Ratio under the Credit Agreement, and (ii) the amount of all repayments of principal with respect to PPP Loans required to be made by the PPP Bank or the SBA at or prior to the maturity of the PPP Loans (after giving effect to any Forgiveness, and excluding in any event any such repayments or portions thereof made from unexpended PPP Loan proceeds segregated as required by clause (e) of Section 7.02(o) of the Credit Agreement provided that such repayments are made no later than thirty (30) calendar days after the determination of Forgiveness) shall constitute regularly scheduled payments of principal on Consolidated Funded Indebtedness (as described in clause (b)(ii) of the definition of Consolidated Fixed Charge Coverage Ratio) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio under the Credit Agreement.

(d)For the avoidance of doubt, the obligations of the Borrower to the PPP Bank or the SBA in respect of the PPP Loans do not, and shall in no event be construed to, constitute Obligations under the Credit Agreement or any of the other Loan Documents.

(e)The Borrower hereby represents and warrants to the Administrative Agent and Lenders that the board of directors of the Borrower has (i) held a duly called meeting to discuss and determine that the Borrower was eligible to apply for and incur the PPP Loans based on all available guidance from the SBA and the United States Department of the Treasury that was available as of the date of this First Amendment, including a determination that such PPP Loans are necessary to support the ongoing operations of the Borrower and (ii) adopted resolutions authorizing the application for, and incurrence of, the PPP Loans and setting forth its determination of the Borrower’s need for the PPP Loans as set forth in clause (i) above.
4.Consent. Subject to the satisfaction of all of the conditions precedent set forth in Section 5 below, and provided that as of the First Amendment Effective Date, and after giving effect to the amendment of Section 7.02 of the Credit Agreement pursuant to this First Amendment, no Default or Event of Default otherwise exists or has occurred and is continuing under the Credit Agreement, the Administrative Agent and the Lenders hereby consent to the Borrower incurring the PPP Loans. The foregoing consent is a one-time consent only and shall not be deemed to constitute an agreement by the Administrative Agent or any Lender to consent to the incurrence of any other Indebtedness not expressly permitted by Section 7.02 of the Credit Agreement, or a consent to, or waiver of, any future breach of any other provision of the Credit Agreement or any of the other Loan Documents. In addition, nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default which may exist or have occurred and be continuing as of the date hereof.
5.Conditions to Effectiveness. This First Amendment shall become effective as of the date when, and only when, all of the following conditions have been satisfied as determined in Administrative Agent’s reasonable discretion:

(a)the Administrative Agent and Lenders shall have received a copy of this First Amendment duly executed by the parties thereto;

(b)the Administrative Agent, for the benefit of itself and Lenders, shall continue to hold perfected, first priority security interests in and liens upon the Collateral, and the Administrative Agent shall have received such evidence of the foregoing as it requires;

(c)all requisite corporate, limited liability, and limited partnership actions and proceedings, as applicable, in connection with the PPP Loans, this First Amendment and the other Loan Documents, shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents, including records of requisite corporate, limited liability company, and limited partnership action and proceedings which the Administrative Agent may have requested in connection therewith, such documents where requested by the Administrative Agent or its counsel to be certified by appropriate corporate officers, limited liability company members or managers, or limited partners, as applicable, or Governmental Authority;

(d)the representations and warranties of the Borrower contained in this First Amendment or in the other Loan Documents shall be true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(e)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all consents, waivers, acknowledgments, and other agreements from third persons which the Administrative Agent may deem necessary or desirable in order to permit, protect, and perfect the security interest of the Administrative Agent, for itself and the benefit of the Lenders in, and liens upon, the Collateral, or to effectuate the provisions or purposes of this

First Amendment and the other Loan Documents; and

(f)the Administrative Agent shall have received such other instruments, documents, and agreements as it may reasonably require.

6.References. The Administrative Agent, the Lenders, and the Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this First Amendment, and as the Credit Agreement may be further amended and supplemented from time to time hereafter.

7.Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)the execution, delivery, and performance by the Borrower of the PPP Loans and this First Amendment is within its corporate, limited liability company, or limited partnership power, as applicable, and has been duly authorized by all necessary corporate, limited liability company, or limited partnership action, and does not and will not contravene or conflict with any provision of Laws applicable to the Borrower, the articles of incorporation and by-laws of the Borrower, any order, judgment, or decree of any court or Governmental Authority, or any agreement, instrument, or document binding upon the Borrower or any of its property;

(b)each of the Credit Agreement, as amended by this First Amendment, and the other Loan Documents are the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditor’s rights generally, and (ii) general principals of equity;

(c)as of the First Amendment Effective Date, and after giving effect hereto, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(d)since December 31, 2019, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect; and

(e)as of the First Amendment Effective Date, and after giving effect hereto, no Default or Event of Default has occurred and is continuing.

8. Acknowledgment of Obligations; Release of Claims.

(a)The Borrower hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any of the Obligations (or any portion thereof) owed by the Borrower under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(b)The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender, or any of its or their affiliates, predecessors, successors, or assigns, or any of its officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent, any Lender, or its or their affiliates, predecessors, successors, or assigns, or its officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this First Amendment, all of them are hereby expressly WAIVED, and Borrower hereby RELEASES the Administrative Agent, the Lenders and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

9.Further Assurances. The Borrower shall execute and deliver such additional documents and take such additional actions as any the Administrative Agent may require to effectuate the provisions and purposes of this First Amendment.

10.Miscellaneous.

(a)This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this First Amendment.

(b)This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)If any provision of this First Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(d)The Borrower will reimburse the Administrative Agent and the Lenders for all costs and expenses (including reasonable attorneys fees and expenses) incurred by the Administrative Agent and the Lenders in connection with this First Amendment promptly after being invoiced for the same.

(e)THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(f)The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this First Amendment and is not relying on any representations or warranties of Administrative Agent or its counsel in entering into this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first written above.

ADMINISTRATIVE AGENT:

By: /s/ NICHOLAS STORTI
Name: Nicholas Storti
Title: Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ NICHOLAS STORTI
Name: Nicholas Storti
Title: Senior Vice President

THE WASHINGTON TRUST COMPANY

By: /s/ JANICE M SOARES
Name: Janice M Soares
Title:  Vice President

BORROWER:

KVH INDUSTRIES, INC.

By: /s/ DONALD W. REILLY
Name: Donald W. Reilly
Title: Chief Financial Officer